HealthEquity Reports Second Quarter Ended July 31, 2024 Financial Results
Announces $300 Million Stock Repurchase Program
Highlights of the second quarter include:
•Revenue of $299.9 million, an increase of 23% compared to $243.5 million in Q2 FY24.
•Net income of $35.8 million, compared to $10.6 million in Q2 FY24, with non-GAAP net income of $76.3 million, an increase of 67% compared to $45.6 million in Q2 FY24.
•Net income per diluted share of $0.40, compared to $0.12 in Q2 FY24, with non-GAAP net income per diluted share of $0.86, compared to $0.53 in Q2 FY24.
•Adjusted EBITDA of $128.3 million, an increase of 46% compared to $88.1 million in Q2 FY24.
•9.4 million HSAs, an increase of 15% compared to Q2 FY24.
•Total HSA Assets of $29.5 billion, an increase of 27% compared to Q2 FY24.
•16.3 million Total Accounts, including both HSAs and complementary CDBs, an increase of 9% compared to Q2 FY24.

Draper, Utah – September 3, 2024 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced financial results for its second quarter ended July 31, 2024.
"Team Purple delivered an outstanding second quarter, increasing HSAs and HSA Assets by 15% and 27%, respectively, driven by strong growth in new HSAs from sales and the transition of the remaining BenefitWallet HSAs to the HealthEquity platform," said Jon Kessler, President and CEO of HealthEquity. "Momentum in both topline growth and margin expansion allows us to raise guidance, accelerate our platform investments, launch Health Payment Accounts and announce a $300 million share repurchase authorization."
Second quarter financial results
Revenue for the second quarter ended July 31, 2024 was $299.9 million, an increase of 23% compared to $243.5 million for the second quarter ended July 31, 2023. Revenue this quarter included: service revenue of $116.7 million, custodial revenue of $138.7 million, and interchange revenue of $44.5 million.
HealthEquity reported net income of $35.8 million, or $0.40 per diluted share, and non-GAAP net income of $76.3 million, or $0.86 per diluted share, for the second quarter ended July 31, 2024. The Company reported net income of $10.6 million, or $0.12 per diluted share, and non-GAAP net income of $45.6 million, or $0.53 per diluted share, for the second quarter ended July 31, 2023.
Adjusted EBITDA was $128.3 million for the second quarter ended July 31, 2024, an increase of 46% compared to the second quarter ended July 31, 2023. Adjusted EBITDA was 43% of revenue, compared to 36% for the second quarter ended July 31, 2023.
Account and asset metrics
HSAs as of July 31, 2024 were 9.4 million, an increase of 15% year over year, including 711,000 HSAs with investments, an increase of 24% year over year. Total Accounts as of July 31, 2024 were 16.3 million, including 6.9 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of July 31, 2024 were $29.5 billion, an increase of 27% year over year. Total HSA Assets included $16.4 billion of HSA cash and $13.1 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of July 31, 2024.
Stock repurchase program
The Company announced that its Board of Directors authorized a common stock repurchase program. Under the program, the Company may purchase up to $300 million of its common stock, as market conditions warrant. The common stock may be repurchased at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company's sole discretion. Such repurchases may be effected through open market purchases, privately negotiated transactions or otherwise, including repurchase plans that satisfy the conditions of Rule 10b5-1 under the Securities Exchange Act of 1934. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be suspended or discontinued at any time.
Refinancing of credit facilities
On August 23, 2024, the Company entered into a new credit agreement, pursuant to which it established a new five-year senior secured revolving credit facility in an aggregate principal amount of up to $1.0 billion. The Company borrowed $511.9 million under this new facility to refinance all outstanding obligations under its prior credit agreement, including both the revolving credit facility and term loan facility thereunder. The revolving credit facility may be used in the future for working capital and general corporate purposes, including the financing of acquisitions and other investments.
Business outlook
For the fiscal year ending January 31, 2025, management expects revenue of $1.165 billion to $1.185 billion. Its outlook for net income is between $94 million and $109 million, resulting in net income of $1.05 to $1.22 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $265 million and $280 million, resulting in non-GAAP net income per diluted share of $2.98 to $3.14 (based on an estimated 89 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $458 million to $478 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, September 3, 2024 to discuss the fiscal 2025 second quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

About HealthEquity
HealthEquity and its subsidiaries administer HSAs and various other consumer-directed benefits for over 16 million accounts, working in close partnership with employers, benefits advisors, and health and retirement plan providers who share our unwavering commitment to our mission to save and improve lives by empowering healthcare consumers. Through cutting-edge solutions, innovation, and a relentless focus on improving health outcomes, we empower individuals to take control of their healthcare journey while ultimately enhancing their overall well-being. Learn more about our “Purple" service and approach at www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems and successfully manage our growth; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	July 31, 2024	January 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$326,893	$403,979
Accounts receivable, net of allowance for doubtful accounts of $2,831 and $3,947 as of July 31, 2024 and January 31, 2024, respectively	108,454	104,893
Other current assets	60,280	48,564
Total current assets	495,627	557,436
Property and equipment, net	4,592	6,013
Operating lease right-of-use assets	46,484	48,380
Intangible assets, net	1,254,210	835,948
Goodwill	1,648,145	1,648,145
Other assets	65,408	67,868
Total assets	$3,514,466	$3,163,790
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,562	$12,041
Accrued compensation	37,072	49,608
Accrued liabilities	63,379	46,038
Operating lease liabilities	9,895	9,404
Total current liabilities	120,908	117,091
Long-term liabilities
Long-term debt, net of issuance costs	1,101,400	874,972
Operating lease liabilities, non-current	46,158	48,766
Other long-term liabilities	25,497	19,270
Deferred tax liability	63,466	68,670
Total long-term liabilities	1,236,521	1,011,678
Total liabilities	1,357,429	1,128,769
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2024 and January 31, 2024, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 87,324 and 86,127 shares issued and outstanding as of July 31, 2024 and January 31, 2024, respectively	9	9
Additional paid-in capital	1,886,765	1,829,384
Accumulated earnings	270,263	205,628
Total stockholders’ equity	2,157,037	2,035,021
Total liabilities and stockholders’ equity	$3,514,466	$3,163,790

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue
Service revenue	$116,720	$111,960	$234,934	$223,033
Custodial revenue	138,684	92,676	260,328	181,156
Interchange revenue	44,524	38,913	92,263	83,792
Total revenue	299,928	243,549	587,525	487,981
Cost of revenue
Service costs	76,915	76,904	159,262	157,777
Custodial costs	10,108	8,037	19,165	16,075
Interchange costs	8,853	6,943	17,908	13,994
Total cost of revenue	95,876	91,884	196,335	187,846
Gross profit	204,052	151,665	391,190	300,135
Operating expenses
Sales and marketing	21,525	19,123	45,019	39,058
Technology and development	58,580	54,767	114,670	107,959
General and administrative	32,260	27,825	70,496	53,363
Amortization of acquired intangible assets	30,981	23,166	56,526	46,332
Merger integration	1,777	2,044	3,920	5,502
Total operating expenses	145,123	126,925	290,631	252,214
Income from operations	58,929	24,740	100,559	47,921
Other expense
Interest expense	(15,427)	(13,272)	(27,222)	(28,269)
Other income, net	3,114	2,756	6,518	4,584
Total other expense	(12,313)	(10,516)	(20,704)	(23,685)
Income before income taxes	46,616	14,224	79,855	24,236
Income tax provision	10,794	3,643	15,220	9,561
Net income and comprehensive income	$35,822	$10,581	$64,635	$14,675
Net income per share:
Basic	$0.41	$0.12	$0.74	$0.17
Diluted	$0.40	$0.12	$0.73	$0.17
Weighted-average number of shares used in computing net income per share:
Basic	87,131	85,533	86,805	85,286
Diluted	88,646	86,341	88,606	86,356

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$64,635	$14,675
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,548	77,387
Stock-based compensation	53,594	38,277
Amortization of debt discount and issuance costs	1,428	1,461
Loss on extinguishment of debt	—	1,157
Deferred taxes	(5,204)	(8,138)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,561)	4,254
Other assets	(9,345)	(8,526)
Operating lease right-of-use assets	3,365	6,594
Accrued compensation	(12,706)	(14,675)
Accounts payable, accrued liabilities, and other current liabilities	7,267	3,970
Operating lease liabilities, non-current	(3,840)	(8,175)
Other long-term liabilities	(4,623)	384
Net cash provided by operating activities	173,558	108,645
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(25,329)	(18,794)
Purchases of property and equipment	(1,462)	(590)
Acquisitions of HSA portfolios	(452,241)	—
Net cash used in investing activities	(479,032)	(19,384)
Cash flows from financing activities:
Proceeds from long-term debt	225,000	—
Principal payments on long-term debt	—	(54,375)
Settlement of client-held funds obligation, net	(828)	(161)
Proceeds from exercise of common stock options	4,216	1,354
Net cash provided by (used in) financing activities	228,388	(53,182)
Increase (decrease) in cash and cash equivalents	(77,086)	36,079
Beginning cash and cash equivalents	403,979	254,266
Ending cash and cash equivalents	$326,893	$290,345

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Six months ended July 31,
(in thousands)	2024	2023
Supplemental cash flow data:
Interest expense paid in cash	$26,970	$23,504
Income tax payments, net	13,471	15,113
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	3,370	3,228
Purchases of property and equipment included in accounts payable or accrued liabilities	70	300
Non-cash purchase consideration related to acquisitions of HSA portfolios	20,325	—
Exercise of common stock options receivable	—	50
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2024	2023	2024	2023
Cost of revenue	$2,934	$4,393	$7,459	$7,999
Sales and marketing	3,850	3,478	8,173	6,257
Technology and development	6,454	4,283	12,394	9,175
General and administrative	8,336	7,919	25,568	14,846
Total stock-based compensation expense	$21,574	$20,073	$53,594	$38,277
Total Accounts (unaudited)

(in thousands, except percentages)	July 31, 2024	July 31, 2023	% Change	January 31, 2024
HSAs	9,383	8,164	15%	8,692
New HSAs from sales - Quarter-to-date	187	156	20%	497
New HSAs from sales - Year-to-date	382	290	32%	949
New HSAs from acquisitions - Year-to-date	616	—	*	—
HSAs with investments	711	574	24%	610
CDBs	6,898	6,831	1%	7,006
Total Accounts	16,281	14,995	9%	15,698
Average Total Accounts - Quarter-to-date	16,214	14,954	8%	15,318
Average Total Accounts - Year-to-date	16,066	14,967	7%	15,105
*Not meaningful

HSA Assets (unaudited)

(in millions, except percentages)	July 31, 2024	July 31, 2023	% Change	January 31, 2024
HSA cash	$16,368	$14,021	17%	$15,006
HSA investments	13,099	9,181	43%	10,208
Total HSA Assets	29,467	23,202	27%	25,214
Average daily HSA cash - Quarter-to-date	16,363	14,001	17%	14,210
Average daily HSA cash - Year-to-date	15,875	14,048	13%	14,071
Client-held funds (unaudited)

(in millions, except percentages)	July 31, 2024	July 31, 2023	% Change	January 31, 2024
Client-held funds	$817	$811	1%	$842
Average daily Client-held funds - Quarter-to-date	860	891	(3)%	791
Average daily Client-held funds - Year-to-date	850	896	(5)%	845
Reconciliation of net income to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2024	2023	2024	2023
Net income	$35,822	$10,581	$64,635	$14,675
Interest income	(3,103)	(2,484)	(6,984)	(4,082)
Interest expense	15,427	13,272	27,222	28,269
Income tax provision	10,794	3,643	15,220	9,561
Depreciation and amortization	12,629	15,180	26,022	31,055
Amortization of acquired intangible assets	30,981	23,166	56,526	46,332
Stock-based compensation expense	21,574	20,073	53,594	38,277
Merger integration expenses	1,777	2,044	3,920	5,502
Amortization of incremental costs to obtain a contract	1,681	1,350	3,313	2,654
Costs associated with unused office space	806	1,286	1,596	2,302
Other	(101)	—	658	153
Adjusted EBITDA	$128,287	$88,111	$245,722	$174,698

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2025
Net income	$94 - 109
Interest income	(13)
Interest expense	60
Income tax provision	31 - 36
Depreciation and amortization	50
Amortization of acquired intangible assets	112
Stock-based compensation expense	99
Merger integration expenses	13
Amortization of incremental costs to obtain a contract	7
Costs associated with unused office space	4
Other expense	1
Adjusted EBITDA	$458 - 478

Reconciliation of net income to non-GAAP net income (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands, except per share data)	2024	2023	2024	2023
Net income	$35,822	$10,581	$64,635	$14,675
Income tax provision	10,794	3,643	15,220	9,561
Income before income taxes - GAAP	46,616	14,224	79,855	24,236
Non-GAAP adjustments:
Amortization of acquired intangible assets	30,981	23,166	56,526	46,332
Stock-based compensation expense	21,574	20,073	53,594	38,277
Merger integration expenses	1,777	2,044	3,920	5,502
Costs associated with unused office space	806	1,286	1,596	2,302
Loss on extinguishment of debt	—	—	—	1,157
Total adjustments to income before income taxes - GAAP	55,138	46,569	115,636	93,570
Income before income taxes - Non-GAAP	101,754	60,793	195,491	117,806
Income tax provision - Non-GAAP (1)	25,439	15,199	48,873	29,452
Non-GAAP net income	76,315	45,594	146,618	88,354

Diluted weighted-average shares	88,646	86,341	88,606	86,356
GAAP net income per diluted share	$0.40	$0.12	$0.73	$0.17
Non-GAAP net income per diluted share	$0.86	$0.53	$1.65	$1.02
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2025
Net income	$94 - 109
Income tax provision	31 - 36
Income before income taxes - GAAP	125 - 145
Non-GAAP adjustments:
Amortization of acquired intangible assets	112
Stock-based compensation expense	99
Merger integration expenses	13
Costs associated with unused office space	4
Total adjustments to income before income taxes - GAAP	228
Income before income taxes - Non-GAAP	353 - 373
Income tax provision - Non-GAAP (1)	88 - 93
Non-GAAP net income	$265 - 280

Diluted weighted-average shares	89
GAAP net income per diluted share (2)	$1.05 - 1.22
Non-GAAP net income per diluted share (2)	$2.98 - 3.14
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)GAAP and Non-GAAP net income per diluted share may not calculate due to rounding.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.